UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2026

INTERNATIONAL BATTERY METALS LTD.
(Exact Name of Registrant as Specified in Charter)

British Columbia, Canada	333-286616	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12 Greenway Plaza, Suite 1100 Houston, Texas 77046 (Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (832) 683-8839
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Securities registered pursuant to Section 12(g) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	IBAT	TSX Venture Exchange
Common Shares, no par value	IBATF	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☒

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Executive Officer

Effective July 21, 2026 (the “Effective Date”), Joseph Mills resigned from his roles as Chief Executive Officer and member of the Board of Directors (the “Board”) of International Battery Metals Ltd. (the “Company”). Mr. Mills will transition to an advisory role effective immediately and will assist with an orderly transition through his departure date of September 19, 2026. Mr. Mills’ resignation was not the result of any disagreement with the Company on any matter relating to operations, policies, or practices.

Appointment of Interim Chief Executive Officer

The Board appointed James Garrett Galloway as Interim Chief Executive Officer of the Company, effective July 27, 2026.

Mr. Galloway, age 39, has served as the Company's Senior Vice President of Corporate Development since May 2025. He has over 15 years of experience in the energy industry including multiple finance positions, mergers and acquisitions, complex transactions, and debt and equity capital markets. Prior to joining the Company, Mr. Galloway served as Vice President of Finance at QuarterNorth Energy, an oil and gas exploration and production company, from August 2021 until May 2024, where he played a key role in establishing that company's strategy and its successful divestiture to Talos Energy, an oil and gas company specializing in the exploration, development, and production of offshore energy resources. Before QuarterNorth, he served in various finance and corporate roles at Fieldwood Energy LLC from August 2013 until August 2021. His prior experience includes finance and corporate roles of increasing responsibility at Midstates Petroleum and Dynamic Offshore Resources. He began his career in the energy group of BOK Financial focused on reserved-based lending and corporate banking needs of upstream oil and gas clients. Mr. Galloway has a bachelor's degree in business and finance from the University of Alabama.

In connection with his appointment as Interim Chief Executive Officer, the Board approved cash compensation for Mr. Galloway at an annualized rate of $100,000, payable in equal monthly installments of approximately $8,333 for each month he serves in that capacity, effective July 22, 2026. This compensation is in addition to the compensation Mr. Galloway receives in his role as Senior Vice President of Corporate Development.

There are no family relationships between Mr. Galloway and any director or executive officer of the Company. There are no arrangements or understandings between Mr. Galloway and any other person pursuant to which he was appointed as Interim Chief Executive Officer. There are no transactions between the Company and Mr. Galloway that would require disclosure under Item 404(a) of Regulation S-K.

Item 7.01 — Regulation FD Disclosure.

On July 27, 2026, the Company issued a press release announcing the leadership transition described in Item 5.02 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 hereto.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release issued by International Battery Metals Ltd., dated July 27, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

International Battery Metals LTD.

/s/ Michael Rutledge	July 27, 2026
Michael Rutledge	Date
Chief Financial Officer